Exhibit 10.1
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This Second Amendment to Employment Agreement (“Addendum”) amends the First Amendment To Employment Agreement between A. Schulman, Inc. (“Employer”) and Joseph M. Gingo (“Employee”) dated December 17, 2007 (the “Agreement”), and is made and entered into as of the Effective Date. The effective date (“Effective Date”) of this Addendum shall be the date upon which the last of the Parties shall execute this Addendum.
WHEREAS, Employee has voluntarily offered to waive under his Agreement the minimum restricted stock award provisions for the fiscal year 2009 only (“FY09”);
WHEREAS, Employer recognizes the voluntary nature of Employee’s offer, and desires to accept this waiver on a one-time basis;
NOW THEREFORE, In exchange for the mutual promises set forth below, the parties hereby agree to the following amendment of the Agreement:
1. Effect of Addendum. The parties agree that this Addendum shall amend Paragraph 13 of the Agreement for FY09.
2. 2009 Grant of Restricted Stock Awards. For FY09, Employee expressly waives his right to a minimum amount of award of performance-based restricted shares of common stock or restricted stock units, as the case may be, based on a target grant value of 200% of Employee’s Base Salary (“LTIP RS Award”) as long-term incentive compensation under the 2006 Incentive Plan and as set forth in Paragraph 13 of the Agreement. The Parties agree that, for FY09, the amount of Employee’s LTIP RS Award shall be 66,667 (determined on the same relative basis as the awards granted to other executive officers of the Company in FY09).
3. Other Terms of The Agreement. In all other respects, the Agreement shall remain unchanged, enforceable and in full effect.
IN WITNESS WHEREOF, this Addendum has been duly executed by Joseph M. Gingo and an authorized officer of A. Schulman, Inc. as of the date written below their names. In the event of an inconsistency between the terms and conditions of the Agreement and this Addendum, the terms and conditions of this Addendum shall prevail.

JOSEPH M. GINGO		A. SCHULMAN, INC.

By:	/s/ Joseph M. Gingo	By:	/s/ David Mine

		Its:	Chief Legal Counsel and Secretary

Date:	01/09/2009	Date:	01/09/2009